UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Director; Election of Director.

On November 2, 2015, Mr. Sean D. Carney resigned from the Board of Directors of MBIA Inc. (“MBIA” or the “Company”) and the Board of Directors elected Lois A. Scott as a member of MBIA's Board of Directors to fill the interim vacancy created by the resignation of Mr. Carney. Effective as of the date of her election, Ms. Scott was appointed to serve as a member of the Audit Committee.

MBIA’s Board of Directors has determined that Ms. Scott is an Independent Director under the independence standards set forth in the New York Stock Exchange Corporate Governance Listing Standards and in the MBIA Inc. Board Corporate Governance Practices.

Ms. Scott will participate in the compensation and benefit program for independent directors as described under the heading “Independent Directors’ compensation” in MBIA’s Proxy Statement for its Annual Meeting of Shareholders held on May 6, 2015 (filed with the Securities and Exchange Commission on March 24, 2015).

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on November 2, 2015 and the Chairman of the Company received a resignation via e-mail from Sean D. Carney dated November 2, 2015.  Copies of the press release and the e-mail are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information in the press release and the e-mail is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1     Press Release issued by MBIA Inc. dated November 2, 2015.
99.2     E-mail from Sean D. Carney dated November 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date: November 2, 2015

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
November 2, 2015

Exhibit 99.1                  Press Release issued by MBIA Inc. dated November 2, 2015.
Exhibit 99.2                  E-mail from Sean D. Carney dated November 2, 2015.